Exhibit 99.1

Orthofix Reports Third Quarter 2018 Financial Results

Third Quarter Highlights

•	Net sales of $111.7 million, an increase of 6.1% compared to prior year or 6.6% on a constant currency basis
•	GAAP net loss from continuing operations was ($1.2) million, or ($0.07) per diluted share, compared to net income of $3.3 million, or $0.18 per diluted share, in the prior year period
•	Adjusted EBITDA as a percentage of net sales, excluding Spinal Kinetics, of 21.1% compared to 20.1% in the prior year period, a 100 basis point increase
•	Adjusted EPS of $0.43 per share, or $0.50 per share excluding Spinal Kinetics
•	Company narrows top line guidance and raises adjusted EPS guidance

LEWISVILLE, Texas — October 29, 2018 — Orthofix Medical Inc. (previously Orthofix International N.V.) (NASDAQ:OFIX) today reported its financial results for the third quarter ended September 30, 2018. Net sales were $111.7 million, net loss per share from continuing operations was $0.07 and adjusted earnings per share from continuing operations was $0.43.

“In addition to solid financial performance on both the top line and adjusted EBITDA in the third quarter, we made significant operational progress in the alignment of our Bone Growth Therapy, Spinal Implants and Biologics segments into Orthofix Spine,” said Brad Mason, Orthofix President and Chief Executive Officer. “We believe that our market-leading technologies in osteogenesis stimulation and stem cell allografts, together with the M6 cervical disc, once it is approved by the U.S. Food and Drug Administration, will uniquely position us in the spine market overall and particularly in the cervical spine segment. We also believe this combination of spine products in conjunction with our historical strength in Orthofix Extremities provides the platforms for us to drive accelerating growth as we move into 2019 and for the foreseeable future.”

Financial Results Overview

The following table provides net sales by reporting segments:

	Three Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2018	2017	Change		Constant Currency Change
Bone Growth Therapies[1]	$48,059	$44,427	8.2%		8.2%
Spinal Implants[2]	22,102	20,155	9.7%	[4]	10.0%	[4]
Biologics	14,636	15,218	(3.8%)	[5]	(3.8%)	[5]
Orthofix Extremities[3]	26,911	25,447	5.8%		7.5%
Net sales	$111,708	$105,247	6.1%	[6]	6.6%	[6]

1 Formerly referred to as BioStim

2 Formerly referred to as Spine Fixation

3 Formerly referred to as Extremity Fixation

4 Excluding Spinal Kinetics, net sales decreased 4.5% on a reported basis and 4.3% on a constant currency basis

5 Excluding the contractual reduction in fee for marketing services, the growth year over year was 3.7% on a reported and constant currency basis

6 Excluding Spinal Kinetics and the contractual reduction in fee for marketing services, the increase was 4.5% on a reported basis and 5.0% on a constant currency basis

Gross margin increased 100 basis points compared to the prior year period primarily driven by costs savings from our 2017 U.S. restructuring initiative and continued improvement related to inventory management initiatives. Non-GAAP net margin, an internal metric that the Company defines as gross profit less sales and marketing expenses, was $37.8 million compared to $34.0 million in the prior year period. As a percentage of net sales, non-GAAP net margin increased to 33.8% as compared to 32.3% in the prior year period, primarily due to the improvement in gross margin and improvements in commission rates.

GAAP net loss from continuing operations was ($1.2) million, or ($0.07) per share, compared to net income of $3.3 million, or $0.18 per share in the prior year period. This decrease was primarily driven by changes in the fair value of contingent consideration associated with the acquisition of Spinal Kinetics and an unrealized loss on investment securities recognized during the third quarter of 2018. Adjusted net income from continuing operations was $8.2 million, or $0.43 per share, compared to adjusted net income of $7.7 million, or $0.42 per share in the prior year period. Excluding the impact of the Spinal Kinetics operating loss in the period, adjusted net income was $9.5 million, or $0.50 per share, a 19.0% increase over prior year.

EBITDA was $3.6 million, compared to $14.5 million in the prior year period. Adjusted EBITDA was $21.4 million, or 19.2% of net sales, for the third quarter, compared to $21.1 million, or 20.1% of net sales, in the prior year period.

Liquidity

As of September 30, 2018, cash, cash equivalents, and restricted cash totaled $56.2 million compared to $81.2 million as of December 31, 2017. As of September 30, 2018, the Company had no outstanding indebtedness and borrowing capacity of $125 million under its existing credit facility. Cash flow from operations was $28.8 million, an increase of $19.7 million, and free cash flow was $18.1 million, an increase of $22.3 million when compared to the same prior year period.

2018 Updated Outlook

For the year ending December 31, 2018, the Company expects the following results, assuming exchange rates are the same as those currently prevailing.

	Previous 2018 Outlook		Current 2018 Outlook
(Unaudited, U.S. Dollars, in millions, except per share data)	Low	High	Low		High
Net sales	$450.0	$456.0	$451.0	[1]	$455.0	[1]
Net income from continuing operations	$18.3	$19.7	$11.4		$12.7
Adjusted EBITDA	$85.0	$87.0	$85.5		$87.0
EPS from continuing operations	$0.97	$1.04	$0.60		$0.67
Adjusted EPS from continuing operations	$1.66	$1.72	$1.70		$1.75

1 Represents a year-over-year increase of 4.0% to 4.9% on a reported basis

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company's financial results for the third quarter of 2018. Interested parties may access the conference call by dialing (844) 809-1992 in the U.S. and (612) 979-9886 outside the U.S., and referencing the conference ID 6295495. A replay of the call will be available for two weeks by dialing (855) 859-2056 in the U.S. and (404) 537-3406 outside the U.S., and entering the conference ID 6295495. A webcast of the conference call may be accessed by going to the Company's website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix Medical Inc. is a global medical device company focused on musculoskeletal products and therapies. The Company’s mission is to improve patients' lives by providing superior reconstruction and regenerative musculoskeletal solutions to physicians worldwide. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in over seventy countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to further update any such statement, or the risk factors described in Part I, Item 1A under the heading Risk Factors in our Form 10-K for the year ended December 31, 2017 and other SEC filings, to reflect new information, the occurrence of future events or circumstances or otherwise.

Company Contact
Orthofix Medical Inc.
Mark Quick
P: 214-937-2924
E: markquick@orthofix.com

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited, U.S. Dollars, in thousands, except share and per share data)	2018	2017	2018	2017
Net sales	$111,708	$105,247	$331,964	$316,927
Cost of sales	24,020	23,717	71,002	69,475
Gross profit	87,688	81,530	260,962	247,452
Sales and marketing	49,898	47,493	151,695	146,496
General and administrative	22,705	18,068	64,457	56,759
Research and development	9,598	6,935	24,426	21,246
Changes in fair value of contingent consideration	1,580	—	2,689	—
Operating income	3,907	9,034	17,695	22,951
Interest income (expense), net	(181)	(15)	(615)	106
Other income (expense), net	(5,054)	479	(5,785)	(3,284)
Income (loss) before income taxes	(1,328)	9,498	11,295	19,773
Income tax benefit (expense)	115	(6,150)	(6,346)	(13,998)
Net income (loss) from continuing operations	(1,213)	3,348	4,949	5,775
Discontinued operations
Income (loss) from discontinued operations	—	65	(3)	(1,762)
Income tax benefit (expense)	2	43	(6)	642
Net income (loss) from discontinued operations	2	108	(9)	(1,120)
Net income (loss)	$(1,211)	$3,456	$4,940	$4,655
Net income (loss) per common share—basic
Net income (loss) from continuing operations	$(0.07)	$0.18	$0.26	$0.32
Net income (loss) from discontinued operations	—	0.01	—	(0.06)
Net income (loss) per common share—basic	$(0.07)	$0.19	$0.26	$0.26
Net income (loss) per common share—diluted
Net income (loss) from continuing operations	$(0.07)	$0.18	$0.26	$0.31
Net income (loss) from discontinued operations	–	0.01	–	(0.06)
Net income (loss) per common share—diluted	$(0.07)	$0.19	$0.26	$0.25
Weighted average number of common shares:
Basic	18,562,204	18,180,845	18,460,848	18,071,093
Diluted	18,562,204	18,572,791	18,864,169	18,394,542

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands except share data)	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$53,783	$81,157
Restricted cash	2,459	—
Accounts receivable, net of allowances of $8,039 and $8,405, respectively	74,356	63,437
Inventories	79,895	81,330
Prepaid expenses and other current assets	34,517	25,877
Total current assets	245,010	251,801
Property, plant and equipment, net	43,575	45,139
Intangible assets, net	51,637	10,461
Goodwill	70,747	53,565
Deferred income taxes	36,030	23,315
Other long-term assets	3,166	21,073
Total assets	$450,165	$405,354
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$15,426	$18,111
Other current liabilities	61,387	61,295
Total current liabilities	76,813	79,406
Other long-term liabilities	50,002	29,340
Total liabilities	126,815	108,746
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 18,536,716 and 18,278,833 issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	1,854	1,828
Additional paid-in capital	238,422	220,591
Retained earnings	78,207	70,402
Accumulated other comprehensive income	4,867	3,787
Total shareholders’ equity	323,350	296,608
Total liabilities and shareholders’ equity	$450,165	$405,354

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of net income (loss) from continuing operations, earnings per share (“EPS”) from continuing operations, gross profit, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," “Adjusted EBITDA, excluding Spinal Kinetics,” "Adjusted net income from continuing operations," “Adjusted net income, excluding Spinal Kinetics,” "Adjusted EPS from continuing operations," “Adjusted EPS from continuing operations, excluding Spinal Kinetics,” "Non-GAAP net margin" and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding Spinal Kinetics

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2018	2017	2018	2017
Net income (loss) from continuing operations	$(1,213)	$3,348	$4,949	$5,775
Interest expense (income), net	181	15	615	(106)
Income tax expense (benefit)	(115)	6,150	6,346	13,998
Depreciation and amortization	4,415	4,974	13,123	15,421
Amortization of Spinal Kinetics intangible assets	323	—	538	—
EBITDA	$3,591	$14,487	$25,571	$35,088
Share-based compensation	5,261	3,632	14,392	9,124
Foreign exchange loss / (gain)	618	(794)	2,797	(2,425)
Strategic investments	2,808	293	7,966	4,034
Domestication to Delaware	996	—	3,704	—
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	541	—	905	—
Contingent consideration fair value adjustments	1,580	—	2,689	—
Unrealized loss on investment securities	4,449	—	3,050	5,585
SEC / FCPA matters and related costs	372	1,150	893	1,851
Legal judgments/settlements	—	179	—	1,798
Restructuring	1,233	2,160	1,233	2,242
Adjusted EBITDA	$21,449	$21,107	$63,200	$57,297
Loss related to Spinal Kinetics	(1,492)	—	(2,144)	—
Adjusted EBITDA, excluding Spinal Kinetics	$22,941	$21,107	$65,344	$57,297
Adjusted EBITDA as a % of net sales	19.2%	20.1%	19.0%	18.1%
Adjusted EBITDA as a % of net sales, excluding Spinal Kinetics	21.1%	20.1%	20.0%	18.1%

Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations, Excluding Spinal Kinetics

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2018	2017	2018	2017
Net income (loss) from continuing operations	$(1,213)	$3,348	$4,949	$5,775
Foreign exchange loss / (gain)	618	(794)	2,797	(2,425)
Strategic investments	2,808	293	7,966	4,034
Domestication to Delaware	996	—	3,704	—
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	541	—	905	—
Amortization of intangible assets	323	—	538	—
Contingent consideration fair value adjustments	1,580	—	2,689	—
Unrealized loss on investment securities	4,449	—	3,050	5,585
SEC / FCPA matters and related costs	372	1,150	893	1,851
Legal judgments/settlements	—	179	—	1,798
Restructuring	1,233	2,160	1,233	2,242
Long-term income tax rate adjustment	(3,477)	1,405	(5,234)	1,512
Adjusted net income from continuing operations	$8,230	$7,741	$23,490	$20,372
Loss related to Spinal Kinetics	(1,237)	—	(1,845)	—
Adjusted net income from continuing operations, excluding Spinal Kinetics	$9,467	$7,741	$25,335	$20,372

Adjusted EPS from Continuing Operations and Adjusted EPS from Continuing Operations, Excluding Spinal Kinetics

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, per diluted share)	2018	2017	2018	2017
EPS from continuing operations	$(0.07)	$0.18	$0.26	$0.31
Foreign exchange loss / (gain)	0.03	(0.04)	0.15	(0.13)
Strategic investments	0.15	0.02	0.42	0.22
Domestication to Delaware	0.05	—	0.20	—
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	0.03	—	0.05	—
Amortization of intangible assets	0.02	—	0.03	—
Contingent consideration fair value adjustments	0.08	—	0.14	—
Unrealized loss on investment securities	0.23	—	0.16	0.30
SEC / FCPA matters and related costs	0.02	0.06	0.05	0.10
Legal judgments/settlements	—	0.01	—	0.10
Restructuring	0.06	0.12	0.06	0.12
Long-term income tax rate adjustment	(0.17)	0.07	(0.28)	0.09
Adjusted EPS from continuing operations	$0.43	$0.42	$1.24	$1.11
Loss related to Spinal Kinetics	(0.07)	—	(0.09)	—
Adjusted EPS from continuing operations, excluding Spinal Kinetics	$0.50	$0.42	$1.33	$1.11

Weighted average number of diluted common shares (treasury stock method)	18,975,386	18,572,791	18,985,060	18,394,542

Non-GAAP Net Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2018	2017	2018	2017
Gross profit	$87,688	$81,530	$260,962	$247,452
Sales and marketing	(49,898)	(47,493)	(151,695)	(146,496)
Non-GAAP net margin	$37,790	$34,037	$109,267	$100,956

Bone Growth Therapies	$21,151	$18,285	$61,395	$54,887
Spinal Implants	1,812	2,122	5,960	6,825
Biologics	6,654	6,010	18,981	18,651
Orthofix Extremities	8,295	7,723	23,455	20,901
Corporate	(122)	(103)	(524)	(308)
Non-GAAP net margin	$37,790	$34,037	$109,267	$100,956

Free Cash Flow

	Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2018	2017
Net cash from operating activities	$28,829	$9,125
Capital expenditures	(10,724)	(13,290)
Free cash flow	$18,105	$(4,165)

Pro-forma Net Sales Under the Current Revenue Recognition Standard

(Unaudited, U.S. Dollars, in millions)	2018 (Actual /Outlook)		2017 (Pro-forma)	Change	Constant Currency Change
1st quarter net sales	$109		$104	4.9%	2.4%
2nd quarter net sales	112		108	2.8%	1.8%
3rd quarter net sales	112		106	5.5%	6.0%
4th quarter net sales - midpoint	121	[1]	111	8.6%	9.6%
Full year net sales	$453	[1]	$429	5.5%	5.8%

1 Represents the mid-point of our net sales guidance for the fourth quarter and full year for 2018

2018 Outlook

	Previous Full Year 2018 Outlook		Current Full Year 2018 Outlook
(Unaudited, U.S. Dollars, in millions)	Low	High	Low	High
Net income from continuing operations	$18.3	$19.7	$11.4	$12.7
Interest expense, net	0.5	0.5	0.6	0.6
Income tax expense	10.8	11.4	8.7	9.5
Depreciation and amortization	19.9	19.9	19.4	19.3
EBITDA	$49.5	$51.5	$40.1	$42.1
Share-based compensation	19.2	19.2	19.1	19.1
Foreign exchange loss / (gain)	2.2	2.2	2.8	2.8
Strategic investments	7.2	7.2	8.5	8.2
Domestication to Delaware	4.4	4.4	4.2	4.0
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	1.4	1.4	1.4	1.4
Contingent consideration fair value adjustments	1.1	1.1	3.6	3.6
Unrealized loss on investment securities	(1.4)	(1.4)	3.1	3.1
SEC / FCPA matters and related costs	1.4	1.4	1.3	1.3
Restructuring	—	—	1.4	1.4
Adjusted EBITDA	$85.0	$87.0	$85.5	$87.0

	Previous Full Year 2018 Outlook		Current Full Year 2018 Outlook
(Unaudited, per diluted share)	Low	High	Low	High
EPS from continuing operations	$0.97	$1.04	$0.60	$0.67
Foreign exchange loss / (gain)	0.12	0.12	0.15	0.15
Strategic investments	0.38	0.38	0.45	0.43
Domestication to Delaware	0.23	0.23	0.22	0.21
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	0.07	0.07	0.07	0.07
Amortization of intangible assets	0.05	0.05	0.05	0.05
Contingent consideration fair value adjustments	0.06	0.06	0.19	0.19
Unrealized loss on investment securities	(0.07)	(0.07)	0.16	0.16
SEC / FCPA matters and related costs	0.07	0.07	0.07	0.07
Restructuring	—	—	0.07	0.07
Long-term income tax rate adjustment	(0.22)	(0.23)	(0.33)	(0.32)
Adjusted EPS from continuing operations	$1.66	$1.72	$1.70	$1.75

Weighted average number of diluted common shares	18,900,000	18,900,000	18,900,000	18,900,000

Non-GAAP Measures:

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

Pro-Forma Net Sales

Pro-forma net sales is a non-GAAP measure in fiscal 2017, which reflects what net sales in fiscal 2017 would have been, had the Company adopted ASU 2014-09, Revenue from Contracts with Customers, as amended, as of January 1, 2017, or elected to adopt the standard using the full retrospective transition method.

Contractual Reduction in Fee for Marketing Services

In March of 2018, there was a contractual reduction in the marketing service fee the Company receives from MTF Biologics.  The year over year change excluding the contractual reduction is calculated by using the same marketing service fee rates prior to the contractual change.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income (expense), net; income tax expense (benefit); and depreciation and amortization to net income from continuing operations. EBITDA provides management with additional insight to its results of operations.

Adjusted EBITDA, Adjusted Net Income from Continuing Operations, Adjusted EPS from Continuing Operations and these measures adjusted for the exclusion of Spinal Kinetics

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock awards, performance-based restricted stock awards, market-based restricted stock awards and our stock purchase plan; see the share-based compensation footnote in our Form 10-Q for the quarter ended September 30, 2018 for a detail of these costs by line item of the condensed consolidated statement of operations

•

Foreign exchange loss / (gain) – gains and losses related to foreign currency transactions, including any gains or losses from liquidation of subsidiaries, which are recorded as other income (expense); guidance presented does not include the impact of any future foreign exchange fluctuations

•	Strategic investments – costs related to our strategic investments, which are primarily recorded as general and administrative expenses
•

Domestication to Delaware – costs associated with evaluation and completion of changing the Company’s jurisdiction of organization from Curaçao to the State of Delaware, which are recorded as general and administrative expenses

•

Non-cash inventory fair market value adjustments – adjustment made to inventory acquired to account for the reasonable profit allowance for the selling effort on finished goods inventory, which is recorded as cost of sales

•

Amortization of Spinal Kinetics intangible assets or Amortization of intangible assets – amortization of acquisition-related intangible assets including items such as developed technologies, in process research and development, and trade name, which are recorded as operating expenses

•	Contingent consideration fair value adjustments – gains and losses related to remeasurement of the contingent consideration to fair value, which are recorded as an operating expense
•	Unrealized gain (loss) on investment securities – gains and losses recognized within other income (expense) relating to our investments in eNeura, Inc. and Bone Biologics, Inc.
•

SEC / FCPA matters and related costs – legal and other professional fees associated with the SEC Investigation, Securities Class Action Complaint and Brazil subsidiary compliance review, which are recorded as general and administrative expenses

•	Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements, which are recorded as general and administrative expenses

•

Restructuring – costs related to a planned restructuring in 2017, primarily consisting of severance charges and the write-down of certain assets, and costs associated with the elimination of two reporting segment president positions in 2018, which are recorded as operating expenses

•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 38% for 2017 results, 35% for the first and second quarters of 2018 and 29% for the third and fourth quarters of 2018, which is based on current tax law, current expected income and the expected impact of changing the Company’s jurisdiction of organization from Curaçao to the State of Delaware; actual tax expense will ultimately be based on GAAP earnings and may differ from the expected long-term normalized effective tax rate due to a variety of factors, including the resolutions of issues arising from tax audits with various tax authorities, the ability to realize deferred tax assets, and the tax impact of certain reconciling items that are excluded in determining Adjusted Net Income

•

Loss related to Spinal Kinetics – amounts included within the financial statements related to the acquisition and financial performance of Spinal Kinetics to provide insight to our results as if the acquisition had not occurred

Non-GAAP Net Margin

Non-GAAP net margin is an internal non-GAAP metric, which we define as gross profit less sales and marketing expense. Non-GAAP net margin is the primary metric used by our Chief Operating Decision Maker in managing our business.

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives. All periods presented reflect the adoption of ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, resulting in an increase in net cash from operating activities of $2.5 million for the nine months ended September 30, 2018 and a decrease in net cash from operating activities of $14.4 million for the nine months ended September 30, 2017.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as share-based compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix Medical Inc.